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                                                            EXHIBIT 24.1
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                        INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference of our report dated February 6, 1997 accompanying the financial statements of American Educational Products, Inc. and Subsidiaries in the Form S-3 Registration Statement of American Educational Products, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



HEIN + ASSOCIATES LLP

Denver, Colorado
December 16, 1997